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                                                                   Exhibit 10.22



     EXCLUSIVE RIGHTS TRANSFER DISTRIBUTION AND PARTNERSHIP RIGHTS AGREEMENT


         AGREEMENT made this 20th day of April, 2002, by and between WonderNet, Ltd., having its principal offices in Kibbutz Givat Hashlosha, Israel (hereinafter referred to as "WonderNet" or the Grantor), Security Biometrics Inc., a Public Company incorporated in the State of Nevada a Nevada corporation, having its principal offices at 1 North Lexington White Plains, NY USA 10601 (hereinafter "Security Biometrics" or the "Grantee").

                               W I T N E S E T H :

         WHEREAS, WonderNet is the owner of the Technology and Existing Proprietary Property as hereinafter defined;

         WHEREAS, WonderNet and the Grantee wish to enter into this Exclusive Rights Transfer DISTRIBUTION AND PARTNERSHIP Agreement (the "Agreement") to enable the Grantee to exploit WonderNet's Technology and the Existing Proprietary Property relating thereto within the Territory, as hereinafter defined, under the terms and conditions of this Agreement; and

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration from each to the other, the receipt and sufficiency of which is hereby acknowledged by both parties, it is hereby agreed as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. The following terms used in this Agreement shall have the meanings set forth below:



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                  (a) Exclusive Rights Agreement: distribution and partnership agreement shall mean this Exclusive Rights by and between WonderNet, as Grantor, and Security Biometrics, as Grantee.

                  (b) Existing Proprietary Property shall mean all intellectual property rights in the Technology, including without limitation: (i) any and all patents and patent applications filed anywhere in the world relating to or based upon the Technology, including any and all continuations, divisions and continuations-in-part thereof, and all patents, inventor's certificates, utility models and the like issuing there from, including any and all re-examinations, reissues, renewals and extensions thereof; (ii) any copyrightable or copyrighted works based upon the Technology, including computer software and computer programs; (iii) any confidential or proprietary know-how and information regarding the Technology; (iv) any trademarks and trade names associated with the Technology, whether or not registered; and (v) all fixed representations, hard copies, computer-readable media and other tangible implementation of the Technology, patent rights, copyrights, trademarks and trade secret rights.


                  (c) "Grantee Improved Technology" shall mean any modifications, alterations, developments or improvements to the Technology done by either Grantee.

                  (d) "Technology" shall mean WonderNet's Penflow proprietary Biometric Signature Authentication ("BSA") software engine, which consists of a database of user profiles and enables remote and local access to the database using the Internet, smart cards, or LAN connections to verify signatures by comparison to said database.

                  (e) "Territory" or "Territories" shall mean North America, South America, Mexico, Central America, Bermuda, and the Caribbean Island.

                  (f) "Applications Technology" shall mean any application or product developed by the grantee and based on WonderNet's Technology.



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ARTICLE 2
                              COVENANTS OF GRANTOR

         2.1 The Grantor hereby represents, warrants and covenants in favor of the Grantee that;

         (a) the Grantor is the sole owner of the Products, the Technology and the Proprietary Rights.

         (b) The Grantor owns or where deemed appropriate has undertaken steps to obtain patents on the Products, Technology and Proprietary Rights;

         (c) The Grantor will continue to undertake research and development to enhance and improve the Products, Technology and Proprietary Rights; and

         (d) The Grantor will advise and forthwith make available to the Grantor all Grantee enhancements, modifications, derivatives, improvements and replacements to the Products, Technology and Proprietor Rights.

         2.2 The Grantor acknowledges that certain applications of the Products may be more marketable than others, and as such agrees to apportion its time spent on activities relating to the research, development, and enhancements of the Products according to the marketability of such uses, which marketability shall be determined by the Grantee in consultation with the Grantor. The Grantee shall from time to time advise the Grantor which uses are currently more marketable, and the Grantor, in response to such advise shall apportion its time spent on such will give priority to research, development and enhancements in accordance therewith.

ARTICLE 3
                         RIGHTS GRANT AND CONSIDERATION

         3.1 Rights Grant. (a) WonderNet hereby grants to Security Biometrics a perpetual, sole and the Rights to develop applications or products based on it's technology as well as use, market, sell, distribute and commercially exploit the Technology and the Applications Technology within the Territory and the rights constituting the Existing Proprietary Property relating thereto subject to all of the terms, conditions and restrictions contained in this Agreement.

         (b) Security Biometrics hereby grant to WonderNet a perpetual, royalty-free, sole and



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         exclusive Rights to use, market, sell, distribute and commercially exploit the Grantee Improved Technology in all geographic locations worldwide other than in the Territory; provided, however, that WonderNet shall have no rights whatsoever, whether arising under this Agreement or otherwise, relating to products or technology of either Grantee other than to the Grantee Improved Technology.

         (c) Security Biometrics hereby grant to WonderNet, Rights to use, market, sell, distribute and commercially exploit the SBTI's - current GRT technology for the use in Video Gaming and Interactive TV, in the Middle East and Europe on terms and conditions to be agreed upon;

         (d) Additionally Security Biometrics grants the right of first refusal for the other technology that Security Biometrics that may be developed or acquired during the course of this agreement.

         3.2 Authority to Sublicense. Subject to all of the terms, conditions and restrictions contained herein, WonderNet hereby grants to each Grantee the authority to sub-Rights the exercise of the rights specified in Section 2.1 above with the prior written approval of WonderNet within the Territory.

         3.3 Reservations. (a) WonderNet retains all rights in and to the Technology except including those granted in Sections 3.1(a) above. Without limiting the generality of the foregoing sentence, WonderNet retains title to the Technology, the WonderNet Improved Technology and the Existing Proprietary Property.

                  (b) Grantee retains all rights except those granted in Section 3.1(b) above. Without limiting the generality of the foregoing sentence, Grantee retains title to the Grantee Improved Technology rights in its applications development based on Penflow technology.

                  3.5 Grantee Development of the Technology. Grantee agrees to use commercially reasonable efforts, consistent with its resources and its activities and obligations other than those arising under this Agreement: (i) to commercially exploit the Technology and the Applications Technology within the Territory; and (ii) to modify, alter, develop and improve the Technology.



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                                   ARTICLE 4

SECURITY BIOMETRICS - Consideration OBLIGATIONS

         4.1 Consideration. In consideration for the rights herein granted;

                  (a) Security Biometrics agrees to issue 2,500,000 common shares (subject to regulatory approval) in Security Biometrics to WonderNet Ltd, which represents 2.7% of Security Biometrics common share.

                  (b) Commencing in the calendar year starting January 1, 2002, pay a Royalty equal to 5% of the gross sale proceeds by the Grantee from the sale of the Products or Applications. For the purposes hereof, "gross sale proceeds" shall mean the Grantee's gross sale proceeds and receipts for the sale of the Products without deduction for sales commissions, bad debts or selling expenses. The Royalty shall be paid on the 60th day after each three-month period commencing March 31, 2002.

                  (c) For the purposes hereof revenue derived from modifying, altering, developing, improving, using, marketing, selling, distributing and commercially exploiting the Technology and the WonderNet Improved Technology within the Territory. Grantee will purchase all software products with a discount of 50% and all hardware products with a discount of 10%, as listed in the International price list attached and subject to changes from time to time.

                  (d) Security Biometrics will commit to US$250,000 for the initial funding of the marketing and development of the Territory, and to commit to a mutually agreed upon milestones for the product launch in the Territories in the period of 24 month commencing from this agreement signing date.

                  (e) Within thirty (30) days Security Biometrics initial order for PenFlow products will be as follows;

                           1- Server Software Package 10,000 users
                           1,000+ - Wacom Tablets
                           1,00+ - Client Software
                           Applications
                           100 - Word


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                           100 - Embedded Signature
                           100 - Lotus Notes

                  (f) 100 - File Protection after the execution of this agreement, the Grantee will prepay a sum equal to US $ 100,000 for future purchases of WonderNet's products. This payment will not be returned to Security Biometric if from any cause or reason, these future purchases would not occur.

                  (g) The grantee states his obligation to fulfill his part and all expectations subjected the business plan attached.

         4.2 All amounts payable pursuant to this Agreement shall be made in United States Dollars. Payment shall be made to the Grantor at its main office or such other place as the Grantor may designate. i.e, 30 days from invoicing.

         4.3 All payments made by Grantee to the Grantor shall be net of any applicable taxes, which may be imposed provided that the Grantee is entitled to withhold from any such payments due to the Grantor any applicable income taxes whether taxed directly or indirectly thereupon which the Grantee is legally required to withhold and pay to appropriate taxing authorities. In the event that such taxes are withheld by the Grantee, it shall, upon payment of same, deliver to the Grantor official receipts or certificates for the payment of any such required taxes sufficient support of any claims made by the Grantor for any applicable tax benefit or credit with respect thereto.

         4.4 In the event that any monetary obligations of any nature owed by the Grantee to the Grantor are not paid by the Grantee when due, the Grantee shall, in addition to the unpaid monetary obligations, pay to the Grantor interest on such unpaid amount at a rate equal to two (2%) percent in excess of the prime rate of Citibank, New York charged to its most credit worthy commercial customers in effect from time to time until such monies are paid.

WONDERNET'S - CONSIDERATION

3.2 In consideration for the rights herein granted by Security Biometrics to WonderNet, WonderNet agrees to the following;



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         (a)      WonderNet Ltd agrees to issue 5% interest by way of common shares in WonderNet Ltd to Security Biometrics

         (b) Commencing in the calendar year starting January 1, 2002, pay a Royalty equal to 5% of the gross sale proceeds by the Grantee from the sale of the Products. For the purposes hereof, "gross sale proceeds" shall mean the Grantee's gross sale proceeds and receipts for the sale of the Products without deduction for sales commissions, bad debts or selling expenses. The Royalty shall be paid on the 60th day after each three-month period commencing March 31, 2002.

         (c) For the purposes hereof revenue derived from modifying, altering, developing, improving, using, marketing, selling, distributing and commercially exploiting the SBI - Technology and the SBI's Improved Technology within the Territory.

                                    ARTICLE 5
                        DUTIES AND OBLIGATIONS OF GRANTEE

         5.1 The Grantee agrees the best of its ability to conduct its business in compliance with all applicable laws and regulations of each country or jurisdiction in which it markets the Existing Proprietary Property.

         5.2 The Grantee will not make or permit to be made any representation concerning the Grantor or the Existing Proprietary Property other than representations, which are truthful and accurate.

         5.3 The Grantee shall devote its best efforts to the sale and promotion of the Existing Proprietary Property.

         5.4 The Grantee shall refrain from committing any act or pursuing any course or conduct, which would tend to bring the Licensor or the Existing Proprietary Property into disrepute.

                                    ARTICLE 6
                         IMPROVEMENTS TO THE TECHNOLOGY


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         6.1 WonderNet Improvements. Grantee acknowledges and agrees that
WonderNet shall retain exclusive ownership to the Applications Technology, which are developed during the term of this Agreement as well as after this Agreement is terminated regardless of the cause or method of termination.

         6.2 Security Biometrics Improvements. WonderNet acknowledges and agrees that Security Biometrics shall retain ownership to the Grantee Improved Technology, applications developed by them based or related to the Penflow technology, which are developed during the term of this Agreement as well as after this Agreement is terminated regardless of the cause or method of termination.

                                    ARTICLE 7
                  RIGHTS AND OBLIGATIONS OF GRANTOR AND GRANTEE

         7.1 Confidentiality and Disclosures to Third Parties. Any party hereto may disclose any confidential information relating to the Technology, the Existing Proprietary Property, and the Applications Technology or the Grantee Improved Technology (hereinafter the "Disclosing Party") to third parties only pursuant to a confidentiality agreement between the Disclosing Party and the third party. The parties hereto acknowledge and agree that, because of the nature of the property rights involved in this Agreement, any breach of their obligations under this Section 6 shall cause immediate, irreparable injury to the non-breaching party(ies); therefore, each party hereby agrees and acknowledges that the non-breaching party(ies) shall be entitled, in addition to any other rights and remedies at law and in equity, to seek temporary, preliminary and/or permanent injunctions in the event an unauthorized disclosure is made or appears to be imminent. Each party's duty of confidentiality shall survive the termination of this Agreement regardless of the cause or method of termination.

         7.2 Rights to the Technology. WonderNet hereby represents, warrants and covenants that WonderNet is the sole owner of the Technology and the Existing Proprietary Property and,




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except for the rights granted to the Grantee in this Agreement, and has the exclusive right and Rights for the use of the Technology together with the right to Rights and sub-Rights to others, manufacture, distribute and sell the Technology.

                                    ARTICLE 8
                   PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

         8.1 Authorization to Grantee to File for Intellectual Property Protection In the Territory. Subject to the provisions of Section 2.1, Section 3.3, Section 7.1 hereof and all of the other terms and conditions contained herein, the Grantee shall have the authority, but not the obligation, to take actions in the Territory on behalf of WonderNet such as filing patent applications and seeking registrations of copyrights for the purpose of securing and protecting intellectual property rights for WonderNet in the Technology and the Applications Technology. The authority granted in this Section 8.1 may not be assigned, delegated or sublicensed. The Grantee shall bear the expense of all of their activities under this Section 8.1 including the payment of attorney fees, patent issuance and maintenance fees, copyright and trademark registration fees and other similar fees and expenses where applicable. Grantee shall have the authority, but not the obligation, with the prior consent of WonderNet, to take actions worldwide such as filing patent applications and seeking registrations of copyright for the purpose of securing and protecting intellectual property rights in the Grantee Improved Technology.

         8.2 Actions Not Taken by Grantee. In the event that WonderNet, in its sole discretion, deems it necessary or beneficial to take a specific action that neither Grantee has taken somewhere in the Territory to protect or maintain any or all of the intellectual property rights discussed in Section 8.1 hereof, WonderNet may notify both Grantee of its intention to take such action in writing. Upon receipt of such notice, Grantee shall respond to WonderNet within fifteen (15) calendar days indicating whether they choose to take the action requested. If the Grantee fails to respond within such time period, or if either of them responds indicating that it chooses not to undertake the requested action, then in that event WonderNet may take the action independently, bearing the cost of the action.



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         8.3 Assistance and Cooperation in Protecting Intellectual Property. All
parties hereto, including their employees and affiliates, shall be obligated to assist and cooperate with each other in securing the legal protection of any and all intellectual property rights under Sections 8.1 and 8.2 above.

                                    ARTICLE 9
         TERM; TERMINATION FOR CAUSE AND SURVIVAL OF CERTAIN PROVISIONS

         9.1 Term. The term of this Agreement shall commence on the date hereof and shall continue indefinitely unless terminated pursuant to the provisions of this Agreement.

         9.2 Termination. Notwithstanding anything otherwise contained in the Agreement, the Grantor shall have the right to terminate this Agreement, and the rights and licenses granted to the Grantee forthwith and without notice, upon the happening of any one or more of the following events:

                  (a) If the Grantee fails or refuses to pay promptly any amount payable under this Agreement and as same shall become due and payable, and such default shall continue for a period of ninety (90) days after written notice thereof has been given by the Grantor to the Grantee;

                  (b) If the Grantee becomes insolvent or ceases to carry on business, or takes any action to liquidate its assets, or stops making payments in the usual course of business, provided that the foregoing shall not be construed so as to prohibit a bona fide reorganization of the Grantee;

                  (c) If the Grantee makes an assignment for the benefit of creditors, or a petition is filed against and consented to by the Grantee and such petition is not dismissed within ninety (90) days, or the Grantee is adjudicated bankrupt;

                  (d) If a receiver or any other person with like powers shall be appointed to take charge of and liquidate all or any part of the Grantee's business, property or assets, or if an order shall be made or resolution passed for the winding-up or the liquidation of the Grantee or if the Grantee adopts or takes any corporate proceedings for its dissolution or liquidation;



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                  (e) If the Grantee should fail to comply with any other
material requirement or obligation imposed upon the Grantee by this Agreement and such default shall not be cured within thirty (30) days after receipt or written notice to cure from the Grantor, of if the Grantee does not take and diligently pursue reasonable steps to cure such default.

                      (i) The grantor will be entitled to terminate this agreement with a 90-calendar day's notice.

                      (ii) Upon termination of this Agreement, the parties
                           hereto shall be permitted to continue to use, market, sell, distribute and commercially exploit the to the extent of concluding all going projects.


                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Assignability. This Agreement shall not be assignable by any party in whole or in part except upon the written and signed consent of the other party(ies), which consent shall not be unreasonably withheld or delayed.

         10.2 Binding Effect. Subject to the restrictions on assignability contained herein, this Agreement is binding on and inure to the benefit of the parties hereto and their respective authorized successors and assigns.

         10.3 Further Assurances. The parties hereto agree to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to comply with their obligations hereunder.

         10.4 Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada, and of the United States as to all matters of interpretation, performance, remedies and enforceability. The parties hereto irrevocably consent to the service of any and all process in any such action or processing by the certified mailing with return receipt of copies of such process to their address specified in this Agreement. The




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parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or any other manner provided by law. The parties hereto waive any objection to venue in such state and any objection to an action or proceeding in such state on the basis of forum non-convenience.

         10.5 Arbitration. Any controversy or claim arising under this Agreement shall be settled by arbitration to be held in Las Vegas, Nevada, court of arbitration, in accordance with the commercial arbitration rules of the American Arbitration Association by a panel of three (3) arbitrators, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. The parties each consent to any personal jurisdiction necessary to subject themselves and each of them to such arbitration and to such award and such judgment and such order of enforcement.

         10.6 Names and Marks. The Grantee may designate, develop, commission and use various Names and Marks in selling and promoting the Technology; and the Grantor acknowledges that the Grantee shall retain ownership in the Territories of all Names and Marks used by it during the term of this Agreement. Any goodwill associated with Names and Marks shall ensure exclusively to the benefit of the Grantee.

         10.7 Notice. All notices, requests or consents provided for or permitted under this Agreement must be in writing and must be given either by mail, addressed to the recipient, postage paid, registered or certified mail, return receipt requested, which shall be effective upon receipt, or by delivery to the recipient in person, by courier or by facsimile transmission to the address specified below:

If to the Grantor:

         WonderNet, Ltd.
         Kibbutz Givat Hashlosha, Israel
         Attention:
                   ---------------------


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With a copy to:

         Adv. Michael  Saham
         Daniel Frisch 3 St.
         Tel-Aviv 64731


If to the Grantee:

         Security Biometrics, Inc.,
         Suite 1410, 1030 West Georgia Street,
         Vancouver BC, Canada V6E 2Y3
         Attention:   Chris Farnworth

With a copy to:

         David I. Faust, Esq.
         Faust Rabbach & Oppenheim, LLP
         488 Madison Avenue
         New York, New York 10022

         10.6 Headings and Certain Words. Headings are used in this Agreement for the purpose of organization only and do not constitute terms of the Agreement. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular subdivision unless otherwise expressly indicated.

         10.7 Severability. If any provision of this Agreement or its application to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law unless the provision held to be illegal, invalid or unenforceable is so fundamental to the sense of this Agreement that its illegality, invalidity or unenforceability would make the enforceability of the remainder unreasonable.



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         10.8 Entire Agreement. This Agreement sets forth the entire, final and exclusive agreement and understanding between the parties as to the subject matter hereof and supersedes all prior and contemporaneous writings and discussions between the parties pertaining hereto.

         10.9 No Oral Modification. This Agreement may be amended or modified only by a written instrument signed by proper and duly authorized representatives of all parties.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                                   ARTICLE 11
                  SALE, ASSIGNMENT, TRANSFER AND SUB-LICENSING

         11.1 This Agreement shall ensure to the benefit of the successors and assigns of the Grantor. The Grantor shall have the right to assign all or part of its rights under this Agreement to any person, firm, association or corporation provided that such transferee shall agree in writing to assume all obligations undertaken by the Grantor herein and upon such assignment and assumption, the Grantor shall be under no further obligation hereunder.

         11.2 In the event the Grantor desires to sell, assign or transfer any of its rights hereunder to any arm's length third party, the Grantor agrees to first offer the same to the Grantee on the same terms and conditions as offered to or by such third party. The Grantee shall have ninety (90) days to acquire the same, otherwise the Grantor shall be at liberty to dispose of such interest to a third party on terms and conditions no better than offered to the Grantee. This right of first refusal shall apply to each sale, assignment or transfer by the Grantor.

         11.3 The Grantee shall have the right to assign all or part of its rights under this Agreement to any person, firm, association or corporation provided that such transferee shall agree in writing to assume all obligations undertaken by the Grantee herein and upon such assignment and assumption, the Grantee shall be under no further obligation hereunder.

         11.4 It shall be a condition of any sale, assignment or transfer by either the Grantor or the Grantee to a third party that such third party agree to be bound by the terms and conditions of this Agreement, and in particular the duties and obligations of the transferring party.


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                                   ARTICLE 12
                             RIGHT OF FIRST REFUSAL

         121.1 The Grantor hereby grants to the Grantee the exclusive right of first refusal to acquire the issued and outstanding shares of the Grantor, including any interim financings. The Grantee agrees to notify its intent to participate in the acquisition of shares of the Grantor, within thirty (30) days of being notified of the availability or the offering of shares.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first set forth above.

SECURITY BIOMETRICS INC.                          WONDERNET, LTD.
By Its Authorized Signatory:                      By Its Authorized Signatory:

/s/ Ken Barr                                      /s/ Shaiwaisel
------------                                      --------------





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